EXHIBIT B

                             MEDICAL DYNAMICS, INC.

                          REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered as of this 17th day of March, 1999 by and between MEDICAL DYNAMICS, INC., a Colorado corporation (the "Company") and RESONANCE LIMITED (the "Investor") pursuant to Section 7(b) of the Purchase Agreement dated March 17, 1999 by and between the Company and the Investor (the "Purchase Agreement"). Unless the context otherwise requires capitalized terms shall have the meanings ascribed to them in the Purchase Agreement.

     The parties hereby agree as follows:

     1. Certain Definitions

     As used in this Agreement, the following terms shall have the following meanings:

     "Common Stock" shall mean the Common Stock, par value $.001 per share, of the Company.

     "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including, post-effective amendments and all material incorporated by reference in such prospectus.

     "Register," "registered" and "registration" refer to a registration made by preparing and filing a registration statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such registration statement or document.

     "Registrable Securities" shall mean the Common Stock issued or issuable under the Purchase Agreement or under the Warrants issuable under the Purchase Agreement.

     "Registration Statement" shall mean any registration statement of the Company that covers any of' the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

     "SEC" means the U.S. Securities and Exchange Commission.

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     "1933 Act" means the Securities Act of 1933, as amended,  and the rules and regulations promulgated thereunder.

     "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Warrant" means the Warrant to purchase shares of Common Stock issued to the Investor pursuant to the Purchase Agreement.

     2. Registration

     (a) Registration Statement. Promptly following the closing of the transactions contemplated by the Purchase Agreement (the "Closing Date") (but no later than thirty days after the Effective Date), the Company shall prepare and file with the SEC a registration statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect such a registration of the Registrable Securities, subject to the Investor's consent) covering the resale of the Registrable Securities. Such Registration Statement, to the extent allowable under the 1933 Act and the Rules promulgated thereunder (including rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions or by reason of changes in the Exercise Price of the Warrants in accordance with the terms thereof. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and subject to the approval of) the Investor and its counsel prior to its filing or other submission. In the event that Additional Shares or Warrant Shares are not able to be included in the Registration Statement to be filed as provided above, they shall be included in a second Registration Statement covering such shares which the Company shall file and cause to become effective as soon as possible after the number of Additional Shares and Warrant Shares has been determined.

     (b) Expenses. The Company will pay all expenses associated with the registration, excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities.

     (c) Effectiveness.

          The Company shall use its best efforts to obtain the effectiveness of the Registration Statement as soon as practicable. If (A) the Registration Statement is not declared effective by the SEC within 135 days following the date hereof (the "Registration Date"), (B) after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement (by reason of a stop order, or the Company's failure to update the Registration Statement), or (C) the Common Stock is not listed or included for quotation on the Nasdaq SmallCap Market System, The Nasdaq National Market System, the New York Stock Exchange, or the American Stock Exchange, then the Company will make payments to the Investor, as liquidated damages and not as a penalty, in an amount equal to $15,000 for each month or portion thereof following the Registration Date during which the registration is not effective (referred to herein as the "Blackout Period") (which remedy shall not be



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exclusive  of any other  remedies  available  at law or in equity).  The Company shall bear all reasonable fees or costs incurred by the Investor for legal counsel as a result of the filing of any post-effective amendments to the Registration Statement. The amounts payable as liquidated damages pursuant to this paragraph shall be payable in lawful money of the United States on the last day of each month during the Blackout Period. In addition to the foregoing, the Company shall pay as additional liquidated damages an amount equal to 2% or a pro rata portion thereof of the Purchase Price for each 30 days or portion thereof subsequent to the expiration of 30 days from the Closing and prior to the Blackout Period that the Registration Statement has not been unfiled with the SEC.

     3. Company Obligations. The Company will use its best efforts to effect the registration and the resale of the Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will, as expeditiously as possible:

     (a) use its reasonable best efforts to cause such Registration Statement to become effective and to remain continuously effective for a period which will terminate when all Registrable Securities covered by such Registration Statement, as amended from time to time, have been sold;

     (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 3(a) and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all Registrable Securities; provided that, at a time reasonably prior to the filing of a Registration Statement or Prospectus, or any amendments or supplements thereto, the Company will furnish to the Investor copies of all documents proposed to be filed, which documents will be subject to the comments of the Investor and its counsel;

     (c) permit a single firm of counsel designated by the Investor to review at Investor's expense the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects;

     (d) furnish to the Investor and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

     (e) in the event the Investor selects underwriters for the offering which underwriters shall be reasonably acceptable to the Company, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering;


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     (f) at the request of the Investor,  the Company shall furnish, on the date that Registrable Securities are delivered to an underwriter, if any, for sale in connection with the Registration Statement or, if such securities are not being sold by an underwriter, on the date of effectiveness thereof (i) an opinion, dated as of such date, from counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriter, if any, and the Investor and (ii) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent: certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and the Investors;

     (g) make reasonable effort to prevent the issuance of any stop order or other suspension of effectiveness and, if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

     (h) furnish to the Investor at least five copies of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

     (i) deliver to the Investor as many copies of the Prospectus (including each preliminary prospectus)and any amendment or supplement thereto as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities;

     (j) prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the Investor and its counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Investor reasonably requests in writing and do any and all other reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

     (k) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

     (1) immediately notify the Investor at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such holder, promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as

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thereafter  delivered to the  purchasers of such  Registrable  Securities,  such
Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

     (m) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, take such other actions as may be reasonably necessary to facilitate the registration or the disposition of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve months, beginning after the effective date of the applicable Registration Statement, which earnings statement shall satisfy the provisions of subsection 1 l(a) of the 1933 Act (for the purpose of this subsection 3(m), "Availability Date" means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter).

     4. Obligations of the Investor

     (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least three (3) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify the Investor of the information the Company requires from the Investor if the Investor elects to have any of the Registrable Securities included in the Registration Statement.

     (b) The Investor, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless the Investor has notified the Company in writing of its election to exclude all of the Registrable Securities from the Registration Statement.

     (c) In the event the Investor determines to engage the services of an underwriter, the Investor agrees to enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the dispositions of the Registrable Securities.

     (d) The Investor agrees that, upon receipt of any notice from the Company of the happening of any event rendering the Registration Statement no longer effective, the Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Investor's receipt of the copies of the supplemented or amended prospectus filed with the SEC are declared effective and, if so directed by the Company, the Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor's possession of the prospectus covering the Registrable Securities current at the time of receipt of such notice.

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     (e) The  Investor  may not  participate  in any  underwritten  registration hereunder unless it (i) agrees to sell the Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to the terms of this Agreement.

     (f) The Investor agrees that it will treat all confidential non-public information which it receives hereunder in confidence and will not use such information only for the purposes contemplated hereunder.

     5. Indemnification

     (a) Indemnification by Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law the Investor, its officers, directors, partners and employees and each person who controls the Investor (within the meaning of the 1933 Act) against all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorney's fees) and expenses caused by (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or any preliminary prospectus or any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon any information furnished in writing to the Company by the Investor, expressly for use therein, or (ii) any violation by the Company of any federal, state or common law, rule or regulation applicable to the Company in connection with any Registration Statement, Prospectus or any preliminary prospectus, or any amendment or supplement thereto, and shall reimburse, as incurred, each of the foregoing persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claims. The foregoing is subject to the condition that, insofar as the foregoing indemnities relate to any untrue statement, alleged untrue statement, omission or alleged omission made in any preliminary prospectus or Prospectus which is eliminated or remedied in any Prospectus or amendment or supplement thereto, the above indemnity obligations of the Company shall not inure to the benefit of any indemnified party if a copy of such final Prospectus or amendment or supplement thereto had been made available to such indemnified party and was not sent or given by such indemnified party at or prior to the time such action is required of such indemnified party by the 1933 Act and if delivery of such Prospectus or amendment or supplement thereto would have eliminated (or been a sufficient defense to) any liability of such indemnified party with respect to such statement or omission. Indemnity under this Section 5(a) shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the permitted transfer of the Registrable Securities.

     (b) Indemnification by Holder of Registrable Securities. In connection with any registration pursuant to the terms of this Agreement, the Investor will furnish to the Company in writing such information as the Company reasonably


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requests  concerning the Investor or the proposed manner of distribution for use in connection with any Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by the holder of Registrable Securities to the Company specifically for inclusion in such Registration Statement or Prospectus and that such information was substantially relied upon by the Company in preparation of the Registration Statement or Prospectus or any amendment or supplement thereto.

     (c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest may exist between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     (d) Contribution. If for any reason the indemnification provided for in the preceding clauses (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

     6. Miscellaneous

     (a) Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Investor. Notwithstanding the foregoing, this Agreement. shall automatically be amended in accordance with the provisions of this Section 6.

     (b) Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in the Purchase Agreement.

     (c) Assignments and Transfers by Investor. This Agreement and all the rights and obligations of the Investor hereunder may not be assigned or transferred to any transferee or assignee except as set forth herein. The Investor may make such assignment or transfer to any transferee or assignee of any Registrable Securities, provided, that (i) such transfer is made expressly subject to this Agreement and the transferee agrees in writing to be bound by the terms and conditions hereof, and (ii) the Company is provided with written notice of such assignment.

     (d) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company without the prior written consent of Investor, except that without the prior written consent of the Investor, but after notice duly given, the Company shall assign its rights and delegate its duties hereunder to any successor-in-interest corporation, and such successor-in-interest shall assume such rights and duties, in the event of a merger or consolidation of the Company with or into another corporation, or any merger or consolidation of another corporation with or into the Company which results directly or indirectly in an aggregate change in the ownership or control of more than 50% of the voting rights of the equity securities of the Company, or the sale of all or substantially all of the Company's assets.

     (e) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     (f)   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     (h) Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.


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     (i)  Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     (j) Further Assurances. The Parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

     (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     (1) Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado without regard to principles of conflicts of law.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                  The Company:              MEDICAL DYNAMICS, INC.


                                            By:_________________________________
                                               Name:
                                               Title:

                  The Investor:             RESONANCE LIMITED


                                            By:_________________________________
                                               Name:
                                               Title: